News from

Buckeye

FOR IMMEDIATE RELEASE

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FIRST QUARTER 2011 EARNINGS RESULTS REVISED SCHEDULE

MEMPHIS, TN October 1, 2010 - Buckeye Technologies Inc. (NYSE:BKI) has pushed out the originally announced date for its conference call to discuss first quarter 2011 results by one day. Senior Vice President and CFO Steve Dean said, “We understand the morning of October 27, when we had originally scheduled our first quarter earnings conference call, is a very busy time for our investors and the sell side analysts covering us as other paper forest products companies are also hosting calls that morning.  In order to make our call more convenient for our investors and for others, we are rescheduling it for 9:00 a.m. Eastern Time on October 28."

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through November 28, 2010.

In addition, persons interested in listening by telephone may dial in at (888) 437-9318 within the United States.  International callers should dial (719) 325-2103. Participants should call no later than 8:50 a.m. ET.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 2380849.  This replay will be available until midnight November 11, 2010.

A press release will be issued via Business Wire after the market closes on October 27.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.